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                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[X] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                  PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                  PREFERRED INCOME MANAGEMENT FUND INCORPORATED
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:
          _______________

     2)   Aggregate   number  of  securities  to  which   transaction   applies:
          _____________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction: _______________

     5)   Total fee paid: _____________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ___________

     2)   Form, Schedule or Registration Statement No: _____________

     3)   Filing Party: ___________

     4)   Date Filed: ____________



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(BW) (PREFERRED-INCOME) Preferred Income Management Fund Expects
Proxy Contest by Dissident Director

         Business Editors

         PASADENA, Calif. -- (BUSINESS WIRE) -- March 12, 1998 -- Preferred Income Management Fund announced today that it anticipates a proxy contest with Stewart R. Horejsi, a dissident director whose family group controls approximately 39 percent of the Fund's shares. The Horejsi group has indicated it will propose its own candidates to oppose the two directors nominated by the Fund for reelection at the annual meeting on April 17, 1998.

         Robert T. Flaherty, Chairman of the Fund, said, "Mr. Horejsi has previously proposed numerous basic changes in the Fund's policies including changing its objective from income to capital gains, eliminating diversification requirements and doing away with restrictions on investing in companies for the purpose of gaining control. He has also proposed an increase in the investment advisory fees on common stocks held by the Fund and stated that a company controlled by him, but not presently in existence, would be better suited to implement this new investment focus.

         "The Fund has been discussing with Mr. Horesji ways of avoiding a proxy fight," Mr. Flaherty continued. "Those negotiations have failed to resolve the difficult issue of how to assure that the shareholders not affiliated with Mr. Horesji would be provided with a reasonable choice about participating in a fund with dramatically different investment policies. The two sides ultimately concluded to give the shareholders an opportunity to demonstrate their feelings."

         Since Mr. Horesji intends to nominate himself as part of a proxy contest, the Fund has dropped his name from management's slate of Board nominees. The Fund plans to mail to shareholders shortly supplementary proxy materials and a new proxy card. The Fund has also eliminated, as of the date of the annual meeting, the additional board seat created specifically for Mr. Horesji last July.

         For further information, please contact the Fund's investment advisor, Flaherty & Crumrine, Inc., at 626-795-7300 or Stanley Kay of MacKenzie Partners, Inc., the Fund's proxy agent, at 800-322-2885.

         --30--



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         CONTACT:  Flaherty & Crumrine, Inc.
                   626/795-7300
                   or
                   MacKenzie Partners, Inc.
                   Stanley Kay, 800/322-2885























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